                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                ICOS Corporation
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)



                   -------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                                                     [LOGO] ICOS

April 12, 2002

Dear Stockholder:

      I cordially invite you to ICOS Corporation's Annual Meeting of Stockholders, to be held on Friday, May 17, 2002 at 9:30 a.m., at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101.

      This year you are asked to (1) elect two members to the Company's Board of Directors and (2) ratify the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 2002.

      As the Company's Chairman, I urge you to elect the two nominated directors and vote "For" the remaining proposal. It is important that your shares be represented, whether or not you plan to attend the meeting. Therefore, please take a few minutes to vote now. To vote, please mark, sign and date the enclosed proxy card, and return it in the enclosed prepaid envelope as promptly as possible.

      After the transaction of formal business at the meeting, management will provide an update on the Company's progress and respond to questions from stockholders. We also invite you to visit our headquarters in Bothell, Washington, after the meeting is adjourned. Roundtrip transportation, from the Four Seasons Olympic Hotel, will be provided on a limited basis. Please make a reservation for the visit and/or bus transportation by calling our Investor Relations Department at (425) 489-8687.

      On behalf of ICOS Corporation, thank you for your support of the Company.

                                          Regards,

                                          /s/ Paul Clark

                                          Paul N. Clark
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and President

                               ICOS Corporation

              22021 - 20th Avenue S.E., Bothell, Washington 98021

                 Notice of 2002 Annual Meeting of Stockholders

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders of ICOS Corporation will be held at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101, on Friday, May 17, 2002, at 9:30 a.m., for the following purposes:

       1. To elect two directors to serve until the third Annual Meeting of Stockholders following their election and until their successors are elected and qualified;

       2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 2002; and

       3. To transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

      Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of the Company's Common Stock be present in person or represented by proxy. To ensure representation at the Annual Meeting, you are urged to mark, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope.

      Only stockholders of record at the close of business on March 19, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Paul Clark

                                          PAUL N. CLARK
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and President

April 12, 2002
Bothell, Washington

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE
                                ANNUAL MEETING.

                                PROXY STATEMENT
                              OF ICOS CORPORATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ICOS Corporation, (the "Company"), the principal address of which is 22021 - 20th Avenue S.E., Bothell, Washington 98021, of proxies in the accompanying form for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Friday, May 17, 2002, at 9:30 a.m., at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is April 12, 2002.

      Each share of the Company's $.01 par value Common Stock ("Common Stock") outstanding at the close of business on March 19, 2002 is entitled to one vote at the Annual Meeting. Proxies are solicited so that each stockholder may have an opportunity to vote on all matters that are scheduled to come before the Annual Meeting. When properly executed proxies are voted, the shares represented thereby will be voted in accordance with the stockholders' directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card, or, if no choice has been specified, the shares will be voted as recommended by the Company's Board of Directors.

      Under Delaware law and the Company's Amended and Restated Bylaws (the "Bylaws"), the presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present at the Annual Meeting: (i) the two nominees for election as directors who receive the greatest number of votes cast in the election of directors will be elected and (ii) matter 2 listed in the accompanying Notice of 2002 Annual Meeting of Stockholders will be approved if a majority of shares of Common Stock, present in person or represented by proxy and entitled to vote at the meeting, vote in favor of such matter. Means have been provided whereby a stockholder may withhold the vote for any director and may vote against, or refrain from voting on, any matter other than the election of directors. Under Delaware law and the Bylaws: (i) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (ii) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected, and, accordingly, abstentions and broker non-votes will not affect the election of directors; (iii) proxies that reflect abstentions as to a particular proposal (other than the election of directors) will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal; and
(iv) proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

      The enclosed proxy card also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of mailing this Proxy Statement but that may properly be presented for action at the Annual Meeting.

  YOUR VOTE IS IMPORTANT.  ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND
   RETURN THE ACCOMPANYING PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE
                                ANNUAL MEETING.

      Any stockholder returning a proxy has the power to revoke it at any time before shares represented thereby are voted at the Annual Meeting. Any shares represented by an unrevoked proxy will be voted according to that proxy unless the stockholder attends the Annual Meeting and votes in person. A stockholder's right to revoke a proxy is not limited by or subject to compliance with a specified formal procedure, but written notice of such revocation should be given to the Company's Corporate Secretary at or before the Annual Meeting.

      The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company in person or by telephone, facsimile transmission, telegraph, telex or electronic mail. No compensation will be paid for such solicitation.

      Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to certain beneficial owners of Common Stock. The Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Voting Securities and Record Date

      Holders of Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share of Common Stock held of record. On March 19, 2002, the record date for determining stockholders entitled to vote at the Annual Meeting, 60,145,400 shares of Common Stock were outstanding.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership, as of January 31, 2002, of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each director and nominee for director; (iii) each of the Named Executive Officers included in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

                                                                    Shares
                                                                 Beneficially  Percentage of
Name of Beneficial Owner                                         Owned (1) (2) Common Stock

William H. Gates III............................................   5,707,259        9.4%
  c/o Michael Larson
  2365 Carillon Point
  Kirkland, WA 98033

FMR Corp. and certain affiliates (3)............................   4,811,670        8.0%
  82 Devonshire Street
  Boston, MA 02109

Barclays Global Investors, N.A. and certain affiliates (4)......   3,467,520        5.8%
  45 Fremont Street
  San Francisco, CA 94105

Frank T. Cary...................................................     191,363          *

Paul N. Clark...................................................   1,009,867        1.7%

James L. Ferguson...............................................     149,433          *

David V. Milligan (5)...........................................      40,197          *

Robert W. Pangia................................................     146,231          *

Gary L. Wilcox (6)..............................................     575,228          *

Walter B. Wriston...............................................     157,981          *

                                                                   Shares
                                                                Beneficially  Percentage of
Name of Beneficial Owner                                        Owned (1) (2) Common Stock

W. Michael Gallatin............................................     271,570          *

Thomas P. St. John.............................................     300,397          *

Michael A. Stein...............................................      48,490          *

All directors and executive officers as a group (13 persons)...   8,767,616       13.8%

--------
 *  Less than 1%.

(1) Unless otherwise indicated, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Amounts shown include shares owned and stock options and warrants that may be exercised within 60 days of January 31, 2002.

(2) Includes options and warrants that may be exercised for Common Stock within 60 days of January 31, 2002, for each individual as follows: William H. Gates III, 675,758 shares; Frank T. Cary, 146,231 shares; Paul N. Clark, 989,742 shares; James L. Ferguson, 132,898 shares; David V. Milligan, 19,758 shares; Robert W. Pangia, 146,231 shares; Gary L. Wilcox, 539,028 shares; Walter B. Wriston, 138,231 shares; W. Michael Gallatin, 232,129 shares; Thomas P. St. John, 252,097 shares; Michael A. Stein, 48,490 shares; and all directors and executive officers as a group, 3,444,393 shares.

(3) The information provided relating to FMR Corp. and certain affiliates is based exclusively on a Schedule 13G filed with the Commission on February 14, 2002. This filing reported that, of the 4,811,670 shares of Common Stock beneficially owned by FMR Corp. and certain affiliates as of December 31, 2001, FMR Corp. is the beneficial owner of an aggregate of 4,811,670 shares of Common Stock, and that FMR Corp. has sole voting power over 8,100 of these shares and sole dispositive power over 4,811,670 of these shares. The filing also reported that Edward C. Johnson 3rd (Chairman of FMR Corp.) is the beneficial owner of an aggregate of 4,811,670 of these shares of Common Stock and has sole dispositive power over these shares. In addition, the filing reported that Abigail P. Johnson 3rd (a director of FMR Corp.) is the beneficial owner of an aggregate of 4,811,670 of these shares of Common Stock and has sole dispositive power over these shares.

(4) The information provided relating to Barclay's Global Investors, N.A. and certain affiliates is based exclusively on a Schedule 13G filed with the Commission on February 14, 2002. This filing reported that, of the 3,467,520 shares of Common Stock beneficially owned by Barclays Global Investors, N.A. and certain affiliates as of December 31, 2001 (the "Aggregate Barclays Shares"), Barclays Global Investors, N.A. is the beneficial owner of an aggregate of 3,046,233 shares of Common Stock, and that Barclays Global Investors, N.A. has sole voting power over 2,768,393 shares and sole dispositive power over 3,046,233 shares. The filing also reported that, of the Aggregate Barclays Shares, Barclays Global Fund Advisors is the beneficial owner of an aggregate of 395,201 shares of Common Stock, and that Barclays Global Fund Advisors has sole voting and dispositive power over these shares. The filing also reported that, of the Aggregate Barclays Shares, Barclays Global Investors, LTD. is the beneficial owner of an aggregate of 16,500 shares of Common Stock, and that Barclays Global Investors, LTD. has sole voting and dispositive power over these shares. In addition, the filing reported that, of the Aggregate Barclays Shares, Barclays Funds Limited is the beneficial owner of an aggregate of 9,586 shares of Common Stock, and that Barclays Funds Limited has sole voting and dispositive power over these shares.

(5) Includes 20,339 shares held by the David V. Milligan Trust, of which David
    V. Milligan is trustee.

(6) Includes 36,200 shares held by the Gary and Susan Wilcox Living Trust, of which Gary L. Wilcox is a trustee.

Election of Directors

      The Company's Board of Directors consists of eight directors, each of whom is elected for a three-year term. The Board of Directors is divided into three classes, with one class of directors elected to three-year terms at each Annual Meeting of Stockholders. Six of the directors are serving terms that continue beyond the Annual Meeting. Of the continuing directors, three are serving terms that will not expire until the 2003 Annual Meeting of Stockholders and three are serving terms that will not expire until the 2004 Annual Meeting of Stockholders. At the Annual Meeting, two directors will be elected, each of whom will hold office for a term of three years and until his successor is elected and qualified.

      The Board of Directors has unanimously nominated Gary L. Wilcox, Ph.D and Walter B. Wriston for election at the Annual Meeting. Unless otherwise instructed, it is the intention of the persons named as proxies on the enclosed proxy card to vote shares represented by properly executed proxies for the two nominees to the Board of Directors named above. If any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the Board of Directors. No circumstances are presently known that would render any nominee named herein unavailable to serve.

      Nominees for Election as Class 3 Directors. The following are the nominees to serve as Class 3 directors until the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

      Gary L. Wilcox, Ph.D. (age 55) joined the Company in September 1993 as Executive Vice President, Operations, and has been one of the Company's directors since 1993. In April 1995, Dr. Wilcox was appointed the Company's Corporate Secretary. From 1989 to 1993, Dr. Wilcox served as Vice Chairman, Executive Vice President and director of XOMA Corporation, a biotechnology company. From 1982 to December 1989, he was the President and Chief Executive Officer of International Genetic Engineering, Inc. (known as Ingene), a biotechnology company, which he co-founded. In 1989, Ingene was acquired by XOMA Corporation. Dr. Wilcox is currently a director of London Pacific Group Limited and Pepperdine University. He received his Ph.D. and M.A. in molecular biology and biochemistry, and his B.A. in cellular and molecular biology from the University of California at Santa Barbara.

      Walter B. Wriston (age 82) has been one of the Company's directors since January 1990. From 1967 to 1984, he served as Chief Executive Officer of Citicorp and its subsidiary Citibank, N.A., a national banking association. He was Chairman of President Reagan's Economic Policy Advisory Board and Chairman of The Business Council. Mr. Wriston currently serves as a director of Cygnus, Inc. and Vion Pharmaceuticals, Inc.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE ABOVE-NAMED NOMINEES
                          TO THE BOARD OF DIRECTORS.

Continuing Class 1 Directors (until 2003)

      The three Class 1 directors, Frank T. Cary, James L. Ferguson and David
V. Milligan, are currently serving terms that expire at the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

      Frank T. Cary (age 81) has been one of the Company's directors since January 1990. He was Chief Executive Officer and Chairman of the Board of International Business Machines Corporation, a business equipment manufacturer, from 1973 to 1980. Mr. Cary currently serves as a director of Celgene Corporation, Cygnus, Inc., Lexmark International Group, Inc., Lincare, Inc. and Vion Pharmaceuticals, Inc.

      James L. Ferguson (age 76) has been one of the Company's directors since January 1990. From 1973 to 1989, he served in various capacities at General Foods Corporation, a food manufacturing company, including Chief Executive Officer and President. Mr. Ferguson is a member of The Business Council and the Council on Foreign Relations, a Trustee of the Aspen Institute and a Life Trustee of Hamilton College.

      David V. Milligan, Ph.D. (age 61) has been one of the Company's directors since October 1995. From May 1998 to the present, he has served as a vice president of Bay City Capital, a San Francisco-based merchant bank. From 1979 to 1996, he served in various capacities at Abbott Laboratories, retiring as Senior Vice President and Chief Scientific Officer after previously heading both the diagnostics and the pharmaceutical research and development sectors. Dr. Milligan is currently non-executive Chairman of the Board of Caliper Technologies, Inc. and Versicor, Inc., as well as a director of Maxia Pharmaceuticals Inc., Reliant Pharmaceuticals LLC and Galileo Laboratories Inc.

Continuing Class 2 Directors (until 2004)

      The three Class 2 directors, Paul N. Clark, William H. Gates III and Robert W. Pangia, are currently serving terms that expire at the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

      Paul N. Clark (age 55) has been one of the Company's directors, Chief Executive Officer and President since June 1999, and the Chairman of the Board since February 2000. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and board member after serving previously as Vice President from 1984 to 1990 and Senior Vice President from 1990 to 1998. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company. Mr. Clark received his M.B.A. from Dartmouth College, Amos Tuck School, and his B.S. in finance from the University of Alabama.

      William H. Gates III (age 46) has been one of the Company's directors since July 1990. Mr. Gates is a co-founder of Microsoft Corporation, a software company, and was its Chief Executive Officer and Chairman of the Board from its incorporation in 1981 until January 2000, and he has been its Chief Software Architect and Chairman of the Board since January 2000.

      Robert W. Pangia (age 50) has been one of the Company's directors since April 1990. Currently a private investor, Mr. Pangia served from 1987 to 1996 as Executive Vice President and Director of Investment Banking at PaineWebber Incorporated, an investment banking and securities brokerage firm. From 1986 to 1987, he was a Managing Director with Drexel Burnham Lambert, an investment banking firm. From 1977 to 1986, Mr. Pangia worked in various positions in the Corporate Financing Department at Kidder Peabody & Co., an investment banking and securities brokerage firm, including serving as Director of the Technology Finance Group. He is currently a director of IDEC Pharmaceuticals, Inc. and Network Associates, Inc.

Other Executive Officers

      Leonard M. Blum (age 41) joined the Company as Vice President, Marketing in June 2000 and was appointed the Company's Vice President, Sales and Marketing in January 2001. From August 1997 to June 2000, Mr. Blum served in various capacities for Merck Sharp & Dohme Israel, a pharmaceutical company, including Marketing Director and Business Unit Director. He joined Merck and Co. in 1987, served in several positions in the United States, and led sales and marketing teams in Germany, Israel and Switzerland. His previous experience includes service as an officer in the United States Army Special Forces and a Corporate Financial Analyst with the Investment Banking Division at Shearson Lehman American Express, a financial services company. Mr. Blum received his M.B.A. from the Stanford Graduate School of Business and his A.B. in economics, magna cum laude, from Princeton University. He was a Fulbright Scholar in international finance at the University of Zurich.

      W. Michael Gallatin, Ph.D. (age 48) has been the Company's Vice President and Scientific Director since April 1995. Dr. Gallatin joined the Company in 1990 as Director of the Cell Adhesion Program and became a Senior Director, Science, in July 1992. He was appointed Vice President, Biological Research, in October 1993. Prior to joining the Company, Dr. Gallatin was a faculty member of the Fred Hutchinson Cancer Research Center in Seattle, Washington, and an affiliate faculty member of the Department of Microbiology at the University of Washington. He received his Ph.D. in immunology from the University of Alberta and his B.S. in zoology from Truman State University (formerly Northeast Missouri State University).

      Thomas P. St. John, Ph.D. (age 49) has been the Company's Vice President, Therapeutic Development, since October 1993. Dr. St. John joined the Company in September 1990 as Director of the Structural Cell Biology Program and became a Senior Director, Science, in July 1992. Prior to joining the Company, Dr. St. John was a faculty member of the Fred Hutchinson Cancer Research Center in Seattle, Washington, and an affiliate faculty member in the Department of Medicine and Department of Genetics at the University of Washington. Dr. St. John received his Ph.D. in biochemistry from Stanford University and his B.S. in biology from California Institute of Technology.

      Michael A. Stein (age 52) has been the Company's Vice President and Chief Financial Officer since January 2001. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc., a fashion specialty retailer. From 1989 to 1998, Mr. Stein worked in various capacities for Marriott International, Inc., a global hospitality company, and its predecessor, Marriott Corporation, serving as Executive Vice President and Chief Financial Officer from 1993 to 1998. Prior to working with Marriott, Mr. Stein spent 18 years with Arthur Andersen LLP, where he was a partner based in the firm's Washington, DC office. Mr. Stein serves on the Board of Trustees of the Fred Hutchinson Cancer Research Center. He received his B.S. in business administration from the University of Maryland at College Park, MD.

      Clifford J. Stocks (age 43) has been the Company's Vice President, Business Development, since January 1999. Mr. Stocks joined the Company in February 1992 as a Business/Corporate Development Manager and became Director, Business Development, in January 1993 and Senior Director, Business Development, in January 1997. From October 1989 to September 1991, Mr. Stocks was an Associate with Booz Allen & Hamilton, a management consulting firm. Mr. Stocks received his M.B.A. from the University of Chicago Graduate School of Business and his B.S. in biology from the University of Utah.

Information on Committees of the Board of Directors and Meetings

      The Board of Directors met seven times during the year ended December 31, 2001. All directors, except Mr. Gates and Mr. Ferguson, attended at least 75% of the meetings of the Board of Directors and of meetings held by all committees of the Board of Directors on which they served.

      The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee consists of three independent directors, Messrs. Wriston (Chairman), Ferguson and Pangia. The Committee is governed by an Audit Committee Charter, and each member must meet certain independence and financial literacy requirements. The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company. The Committee recommends the engagement of an accounting firm to serve as the Company's independent public accountants. The members meet with the independent public accountants and financial management to review: the scope of the proposed audit for the year; the audit procedures to be utilized; audit fees; and, at the conclusion of the audit, the audit reports. In addition, the Audit Committee reviews the financial statements, the related footnotes and the independent public accountants' report thereon and makes related recommendations to the Board of Directors as the Committee deems appropriate. The Audit Committee met twice during the year ended December 31, 2001.

      The Compensation Committee consists of three non-employee directors, Messrs. Cary (Chairman) and Ferguson and Dr. Milligan. The Compensation Committee is responsible for establishing compensation levels for the Company's executive officers, establishing and administering performance-based compensation plans, evaluating the performances of the Company's executive officers, considering management succession and related matters, and administering the Company's stock option plan. The Compensation Committee met twice during the year ended December 31, 2001.

      The Nominating Committee consists of Messrs. Clark (Chairman), Milligan and Wriston. The Nominating Committee makes recommendations to the Board of Directors concerning the qualifications of prospective candidates to fill vacancies on, or to be elected or reelected to, the Board of Directors. The Nominating Committee also makes recommendations to the Board of Directors concerning candidates for election as Chief Executive Officer of the Company, election of other corporate officers and succession planning for senior management. No procedures have been established for considering nominations by stock-holders. The Nominating Committee met once during the year ended December 31, 2001.

Compensation of Directors

      The Company has a policy of paying directors who are not employees of the Company an annual fee of $24,000 for service on the Board of Directors, $2,000 for each Board meeting attended and $1,000 for each Board committee meeting attended.

      Pursuant to the Company's stock option grant program for non-employee directors (the "Director Program"), each non-employee director is entitled to receive nonqualified stock option grants upon their initial election or appointment to the Board of Directors and, subject to certain limitations, at each Annual Meeting of Stockholders thereafter, assuming continued service on the Board.

      Under the Director Program, upon their initial election or appointment to the Board of Directors, each eligible director is entitled to receive an initial grant of nonqualified stock options for a number of shares of Common Stock determined by dividing $1,000,000 by the closing market price of the Common Stock on the grant date. At each Annual Meeting of Stockholders, each eligible director is also entitled to receive an annual grant of nonqualified stock options for a number of shares determined by dividing $535,000 by the closing market price of the Common Stock on the grant date. However, if the date of a director's initial grant upon election or appointment to the Board of Directors falls within the five-month period prior to an Annual Meeting of Stockholders, that director will not be eligible for an annual grant until the second Annual Meeting of Stockholders following the director's initial election or appointment.

      Stock options granted under the Director Program vest and become exercisable in two equal amounts as of each of the next two Annual Meetings of Stockholders. However, if a director's initial grant upon election or appointment to the Board of Directors falls within the five-month period prior to an Annual Meeting of Stockholders, the initial grant will vest and become 100% exercisable on the date of the second Annual Meeting of Stockholders following the director's election or appointment. Vesting schedules, for both initial and annual grants, assume continued service on the Board of Directors during the vesting periods.

      Stock options granted under the Director Program have an exercise price equal to the closing market price of the Common Stock on the date of the grant. The options have a ten-year term but cannot be exercised later than two years after termination of service as a director.

      During 2001, the Company granted each non-employee director a stock option representing the right to purchase 9,139 shares of Common Stock pursuant to the Director Program.

Executive Compensation

      The following table sets forth information regarding compensation paid by the Company during the past three years to its Chief Executive Officer and the other four most highly compensated individuals who were serving as executive officers at December 31, 2001 (the "Named Executive Officers").

                          Summary Compensation Table

                                                            Annual                            Long-Term
                                                         Compensation                    Compensation Awards
------------------------------------------------------------------------------------------------------------------------------

                                                                       Other Annual     Securities Underlying    All Other
   Name and Principal Position     Year Salary ($)    Bonus ($)     Compensation ($)(3)    Options (#)(4)     Compensation ($)
------------------------------------------------------------------------------------------------------------------------------

Paul N. Clark                      2001  $600,000      $  --             $ 61,287               172,859           $ 29,014 (5)
Chairman of the Board, Chief       2000   550,000         --              149,520                75,173            178,288
Executive Office and President     1999   271,000 (1)     --               62,781             1,510,409             90,512
------------------------------------------------------------------------------------------------------------------------------

Gary L. Wilcox                     2001   440,000      $  --                 --                  62,350                506 (6)
Executive Vice President,          2000   416,000         --                 --                  34,651                414
Operations, Corporate Secretary    1999   385,000         --                 --                  42,421                752
and Director
------------------------------------------------------------------------------------------------------------------------------

W. Michael Gallatin                2001   333,000      $  --                 --                  54,132                330 (6)
Vice President and Scientific      2000   308,000         --                 --                  21,685                270
Director                           1999   280,000         --                 --                  24,765                459
------------------------------------------------------------------------------------------------------------------------------

Thomas P. St. John                 2001   321,000      $  --                 --                  51,562                330 (6)
Vice President, Therapeutic        2000   297,000         --                 --                  21,170                270
Development                        1999   270,000         --                 --                  24,363                459
------------------------------------------------------------------------------------------------------------------------------

Michael A. Stein                   2001   319,000 (2)   30,000 (2)           --                 117,090                506 (6)
Vice President and Chief Financial                                           --
Officer                                                                      --
------------------------------------------------------------------------------------------------------------------------------

--------
(1) Mr. Clark became Chief Executive Officer and President of the Company on June 16, 1999.

(2) Mr. Stein became Vice President and Chief Financial Officer of the Company on January 8, 2001 and received a $30,000 bonus upon the commencement of his employment.

(3) Represents payment of professional fees and taxes incurred in relation to certain payments made by the Company to, or for the benefit of, Mr.
    Clark. See "Employment Contracts, Termination of Employment and Change of Control Arrangements."

(4) Represents options awarded to the Named Executive Officers pursuant to the Company's Management Incentive Program (the "MIP") and the Company's periodic stock option grant program, and, in the case of Mr. Stein, stock options awarded in conjunction with commencing employment with the Company. Options granted pursuant to the MIP are reported in the year earned for all years presented. Prior to 2002, options granted pursuant to the MIP were reported in the year granted, and therefore totals listed in this column for 1999 and 2000 differ from those listed in this column in previous years' proxy statements. The total number of MIP options earned by the Named Executive Officers for performance in 2001, 2000 and 1999 were as follows:

                                                   2001   2000   1999
                                                  ------ ------ ------
          Paul N. Clark.......................... 50,459 48,073 10,409
          Gary L. Wilcox......................... 15,550 14,151 21,221
          W. Michael Gallatin.................... 12,732  9,585 14,265
          Thomas P. St. John..................... 10,162  9,470 14,263
          Michael A. Stein....................... 17,090     --     --

(5) Represents reimbursement of personal and spousal travel and relocation costs, in accordance with Mr. Clark's employment agreement, and subsequent arrangements approved by the Board of Directors, as well as taxable compensation related to group term life insurance premiums paid by the Company. See "Employment Contracts, Termination of Employment and Change of Control Arrangements."

(6) Reflects taxable compensation related to group term life insurance premiums paid by the Company for Drs. Wilcox, Gallatin and St. John and Mr. Stein.


2001 Option Grants

      The following table sets forth certain information regarding stock options granted to the Named Executive Officers in 2001.

                             Option Grants in 2001


                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                                                                      Stock Price Appreciation for
                                 Individual Grants                                           Option Term (5)
--------------------------------------------------------------------------------------------------------------------

                              Number of
                             Securities    Percent of Total
                             Underlying    Options Granted
                               Options     to Employees in  Exercise Price Expiration
          Name             Granted (#) (1)       2001       ($/Share) (4)     Date        5% ($)        10% ($)
-------------------------------------------------------------------------------------------------------------------
 Paul N. Clark                 170,473 (2)        14%          $52.875      1/25/11   $    5,668,705 $   14,365,612
 Gary L. Wilcox                 60,951 (2)         5%           52.875      1/25/11        2,026,792      5,136,288
 W. Michael Gallatin            50,985 (2)         4%           52.875      1/25/11        1,695,394      4,296,462
 Thomas P. St. John             50,870 (2)         4%           52.875      1/25/11        1,691,570      4,286,771
 Michael A. Stein              100,000 (3)         8%           42.875      1/08/11        2,696,386      6,833,171
-------------------------------------------------------------------------------------------------------------------
 Totals for:
 Named Executive Officers      433,279            35%                                 $   13,778,847 $   34,918,304

 All Stockholders (6)                                                                 $1,899,944,596 $4,814,832,638
-------------------------------------------------------------------------------------------------------------------

--------
(1) Represents options awarded to the Named Executive Officers pursuant to the MIP and the Company's periodic stock option grant program, and, in the case of Mr. Stein, stock options awarded in conjunction with commencing employment with the Company. Options expire ten years from the date of the grant. The exercise price and tax withholding obligations relating to exercise may be paid by delivery of already owned shares or, subject to certain conditions, by offsetting the underlying shares. According to the terms of the Company's stock option plan, certain changes of control of the Company would provide optionees the right to exercise their options in whole or in part whether or not the vesting requirements set forth in their option agreements have been satisfied. See "Employment Contracts, Termination of Employment and Change of Control Arrangements" for a description of provisions regarding acceleration of vesting upon certain changes of control.

(2) Includes options awarded to the Named Executive Officers under the MIP (for performance in 2000) and options awarded under the periodic stock option grant program. The total number of MIP options granted to the Named Executive Officers in 2001 were 48,073, 14,151, 9,585, and 9,470 to Mr. Clark and Drs. Wilcox, Gallatin and St. John, respectively. The options granted under the MIP were fully exercisable upon grant. Options granted pursuant to the periodic stock option grant program become exercisable in 48 equal monthly installments beginning on January 25, 2001.

(3) Represents stock options awarded in conjunction with Mr. Stein's commencing employment with the Company effective January 8, 2001. The options become exercisable in 48 equal monthly installments beginning on the date of the grant.

(4) The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant based on the closing price of the Common Stock as reported on The Nasdaq Stock Market.

(5) The actual value, if any, that a Named Executive Officer or any other individual may realize will depend on the future performance of the Common Stock and overall market conditions, as well as the optionholders' continued employment through the vesting period. The realizable values presented above reflect assumed compounded annual growth rates of 5% and 10% in accordance with regulations of the Securities and Exchange Commission ("SEC"). These values are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. There can be no assurance that the actual value realized by a Named Executive Officer or stockholder will approximate the potential realizable values set forth in the table.

(6) The increase in the market value of the holdings of all of the Company's stockholders over a ten-year period based on 59,744,194 shares of Common Stock outstanding as of December 31, 2001, at assumed annual rates of appreciation of 5% and 10% from a base price of approximately $50.57 per share (which represents the weighted-average of the fair market value of the underlying Common Stock on the dates of the grants to Named Executive Officers during 2001) would be $1,899,944,596 and $4,814,832,638, respectively. Thus, the potential realizable gain on options granted in 2001 to the Named Executive Officers represents 0.7% of the total realizable gain by all stockholders if the assumed appreciation rates of 5% and 10% are achieved. Actual gains, if any, depend on the future performance of the Common Stock and overall market conditions. The amounts reflected in the table may not be achieved.

2001 Option Exercises and Year-End Option Values

      The following table sets forth certain information regarding option exercises during 2001 and options held by Named Executive Officers as of December 31, 2001.

        Aggregated Option Exercises in 2001 and Year-End Option Values

                                                      Number of Securities      Value of Unexercised
                                                     Underlying Unexercised    In-the-Money Options at
                                                     Options at Year-End (#)      Year-End ($) (1)
--------------------------------------------------------------------------------------------------------
                       Shares Acquired    Value
        Name           on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------------------
  Paul N. Clark                --       $   --        849,517      858,465    $11,952,335  $11,783,825
  Gary L. Wilcox           64,400       3,211,150     517,945       54,106     23,044,521      678,800
  W. Michael Gallatin      32,454       1,505,837     213,208       41,849      8,539,970      427,523
  Thomas P. St. John           --           --        237,707       41,485      9,751,261      416,949
  Michael A. Stein             --           --         22,917       77,083        333,786    1,122,714
-------------------------------------------------------------------------------------------------------

--------
(1) Stock options are valued based on the closing price of a share of Common Stock as reported on The Nasdaq Stock Market on December 31, 2001 ($57.440). There is no guarantee that, if and when these options are exercised, they will have this value.

Compensation Committee Interlocks and Insider Participation

      During 2001, the Compensation Committee consisted of Messrs. Cary and Ferguson and Dr. Milligan. None of the Company's executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of the Company's Compensation Committee or Board of Directors.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing compensation levels for the Company's executive officers, establishing and administering performance-based compensation plans, evaluating the performances of the Company's executive officers, considering management succession and related matters, and administering the Company's stock option plans. The Committee is comprised of Frank T. Cary (Chairman), James L. Ferguson and David V. Milligan, all of whom are nonemployee directors of the Company. The Committee reviews with the Board of Directors all aspects of compensation for the executive officers.

      The Committee takes into account the compensation paid by competing companies in the industry to assist it in determining the reasonableness of compensation for executive officers of the Company and to ensure that the Company is able to attract and retain key executive talent.

      The Committee's compensation policy is to structure executive compensation such that a substantial portion of the annual compensation of each executive officer is related to a combination of the Company's overall performance and each officer's individual contribution. As a result, much of an executive officer's compensation is comprised of stock options that, by their nature, provide value to that officer in direct proportion to the performance of the Common Stock price and, thus, provide value to stockholders over time. These stock options are granted to executive officers pursuant to two separate programs--the MIP, a performance-based incentive program, and a periodic grant program.

      Base Salaries. Executive officer salary levels are based on a subjective evaluation of the compensation of the individual considering the executive's performance in achieving specific objectives as well as competitive salaries of individuals in similar positions in the biotechnology industry. Executive officer salaries are not targeted to a specific level of comparable compensation.

     In fulfilling its duties, the Committee relies on compensation statistics from various sources, including a survey of executive compensation for 445 public and private companies in the biotechnology industry (the "Survey"). Excluding Mr. Clark, executive officer salary levels for 2001 were in the high end of the range for representative positions within the Survey for the same period. Approximately 43% of the public companies included in the Survey are included in the Center for Research in Security Prices ("CRSP") Total Return Index for The Nasdaq Pharmaceutical Stocks, which is included in the Stock Price Performance Graph on page 13. As discussed in further detail below, the Committee determined Mr. Clark's 2001 salary considering competitive market data from sources other than the Survey.

     Annual and Long-Term Incentive Compensation. The Committee does not anticipate awarding annual cash bonuses while the Company is unprofitable. Instead, the MIP was established in 1994 for certain executive officers of the Company. For 2001, Messrs. Clark, Blum, Stein and Stocks and Drs. Gallatin, St. John and Wilcox participated in this performance-based incentive program. Under the MIP, a competitive market value is established to determine the number of target options available for grant to participants based on their respective levels of responsibility. Option grants to MIP participants are based on a combination of Company performance and individual performance, measured against predetermined incentive objectives, that reflect aggressive goals, which, in general, exceed expected results for the year. For 2001 performance, the total number of stock options awarded to participants was based on the successful completion of a series of corporate goals, as well as the individual achievements of the participants. The corporate goals included specific accomplishments in the clinical, research, business development, operations and finance areas. The size of participants' individual grants, for performance in 2001, was based on a combination of the Company's success in achieving corporate goals as well as the extent to which the individuals achieved or exceeded objectives related to their areas of responsibility. Stock option grants under the MIP have an exercise price equal to the fair market value of the Common Stock on the grant date, are immediately vested and generally expire after ten years or three months after termination of employment, whichever is earlier. MIP option grants for 2001 performance were made in January 2002.

      All Company employees, including executive officers, participate in a periodic stock option grant program. The program's primary purpose is to offer an incentive for long-term performance of the Company through increases in the market price of the Common Stock, and related return on equity to the Company's stockholders. Under the program, stock options are granted to employees on a periodic schedule, on the basis of each employee's respective salary, position within the Company and performance. In determining the size of stock option grants under the periodic program, the Committee considers the price of the Common Stock but does not consider the outstanding number of stock options held by each individual. The options granted through the program have an exercise price equal to the fair market value of the Common Stock on the grant date, vest monthly over a four-year period and generally terminate after ten years or three months after termination of employment, whichever is earlier.

      2001 Compensation of the Chief Executive Officer. In establishing 2001 compensation for the Chief Executive Officer, the Committee considered, in part, Mr. Clark's employment agreement, which is described in this proxy statement under the heading "Employment Contracts, Termination of Employment and Change of Control Arrangements." The Committee also considered Mr. Clark's overall compensation in comparison to market data regarding the compensation of other chief executive officers in a group of 25 peer biotechnology companies (the "Peer Group") as well as the Company's relative success in achieving key strategic goals. Approximately 68% of the Peer Group companies are included in the CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks as reflected in the Stock Price Performance Graph on page 13.

      In January 2001, the Committee reviewed Mr. Clark's accomplishments over the previous year, particularly as they related to overall Company achievements in 2000, including: completion of enrollment in two pivotal Phase 3 studies with Cialis(TM); the acquisition of product rights to sitaxsentan and TBC3711, through a collaboration with Texas Biotechnology Corporation; the acquisition of product rights to LFA-1, from Abbott Laboratories; the initiation of Phase 1 studies with TBC3711 and IC14, and the initiation of a Phase 2 study with tadalafil; and, the completion of a secondary public offering, which provided $181.1 million in net proceeds to the Company. Considering all of the above, the Committee established Mr. Clark's annual base salary for 2001 at $600,000.

      In January 2002, as a result of his participation in the MIP for 2001, Mr. Clark was awarded a stock option to purchase 50,459 shares of Common
Stock. The MIP award was based on a combination of Mr. Clark's individual performance and the achievement of 2001 corporate objectives, including: filing of a New Drug Application for Cialis(TM); progress on the Pafase(R) Phase 3 clinical trial for severe sepsis; establishing a joint development and commercialization agreement for LFA-1 antagonists, including IC747, with Biogen Inc.; acquisition of licensing rights to RTX(TM) from Afferon Corporation; and, certain financial goals.

      During 2001, Mr. Clark was also awarded options to purchase 122,400 shares of Common Stock under the Company's periodic stock option grant program.

      Section 162(m) Limitations on Executive Compensation. Compensation payments in excess of $1 million to each of the Chief Executive Officer and the four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. The Committee does not expect cash compensation in 2002 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. The 1999 Stock Option Plan (the "1999 Plan") is designed to qualify stock option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Submitted by the Compensation Committee of the Company's Board of Directors

      Frank T. Cary, Chairman
      James L. Ferguson
      David V. Milligan

Stock Price Performance Graph

      The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks, an index of approximately 262 companies, the stocks of which are quoted on The Nasdaq Stock Market and the Primary Standard Industrial Classification Code Number of which is 283, Pharmaceutical Companies. Upon request, the Company will provide to stockholders a list of companies that comprise The Nasdaq Pharmaceutical Stock Index. Stock price performance shown for the Company is historical and not necessarily indicative of future price performance.

         Comparison of Cumulative Total Return Among ICOS Corporation, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks(1)

                                    [CHART]



                                                                           12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
--------------------------------------------------------------------------------------------------------------------------------
 ICOS Corporation.........................................................     $100     $240     $390     $384     $681     $753
 CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies).....     $100     $122     $173     $321     $193     $153
 CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks.............     $100     $103     $131     $247     $308     $262
--------------------------------------------------------------------------------------------------------------------------------

--------
(1) Assumes $100 was invested on December 31, 1996 in the Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks. Total return performance for the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks is weighted based on the market capitalization of the firms included in each index and assumes that dividends are reinvested. The CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for The Nasdaq Pharmaceutical Stocks are produced and published by the Center for Research in Security Prices at the University of Chicago, Graduate School of Business, 725 South Wells Street, Suite 800, Chicago, Illinois 60607.

Report of the Audit Committee

      The members of the Audit Committee of the Board of Directors are independent, as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules, and carry out their responsibilities in accordance with an Audit Committee Charter adopted on May 3, 2000. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December, 31 2001, with the Company's management. In addition, the Audit Committee has discussed with the Company's independent public accountants, KPMG LLP ("KPMG"), all of the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed, with KPMG, their independence. Based on these discussions and reviews, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements, for the year ended December 31, 2001, be included in the Company's Annual Report on Form 10-K for 2001. The Committee also evaluated the performance of KPMG and recommended to the Board of Directors that KPMG be selected as the Company's independent public accountants, to audit and report on the Company's financial statements for the year ending December 31, 2002.

Submitted by the Audit Committee of the Company's Board of Directors

      Walter B. Wriston, Chairman
      James L. Ferguson
      Robert W. Pangia

Employment Contracts, Termination of Employment and Change of Control
Arrangements

      Employment Agreement Between ICOS Corporation and Paul N. Clark. On June 11, 1999, the Company entered into an employment agreement with Paul N. Clark (the "Agreement"), in which he agreed to serve as President and Chief Executive Officer of the Company, be elected a director of the Company, and have overall charge of and responsibility for the business and affairs of the Company. The Agreement is for a term of five years; however, starting with the second anniversary of the Agreement, the Agreement will be extended under a daily three-year "evergreen" feature such that the remaining term of the Agreement will always be at least three years unless either party gives notice of discontinuation of the "evergreen" feature. The Agreement established Mr. Clark's initial annual salary, subject to future increase at the sole discretion of the Board of Directors, and Mr. Clark was granted a ten-year stock option (the "Option"), vesting ratably over a 60-month period, to purchase 1,500,000 shares of the Company's Common Stock under the 1999
Plan. If the Company receives FDA approval of a new drug application, the last 300,000 shares to vest under the Option will accelerate in vesting as of the date of approval. If such approval occurs before June 30, 2002, Mr. Clark will be granted an additional option to purchase 300,000 shares at an exercise price equal to the closing price on the date of the grant, which will vest in equal monthly amounts over a 48-month period. In addition, subject to certain limitations, the Agreement also provides that Mr. Clark will be granted certain replacement stock options in the event that the exercise of the Option, the exercise of a previously granted replacement stock option, or the payment of taxes related to such exercises is affected by the surrender of other Common Stock held by Mr. Clark.

      The Agreement also obligates the Company to reimburse Mr. Clark for certain travel and temporary living expenses, relocation services, professional fees and certain taxes incurred by, or for the benefit of, Mr. Clark under the Agreement.

      In the event of termination of employment by the Company without cause, or by Mr. Clark for good reason, the Agreement provides that (a) the Option will fully vest and be exercisable over the next two years, (b) any additional stock options, restricted stock or performance shares granted to Mr. Clark will likewise become fully vested, and (c) subject to certain restrictions, Mr. Clark will have the option of receiving (i) continuing payments of his then current annual salary plus an annual payment equal to his most recent annual performance cash bonus target (or most recent cash bonus payment) for a period of three years or (ii) a lump sum representing such salary continuation and bonus payment based on a 6% annual discount factor.

      Employment Agreement Between ICOS Corporation and Gary Wilcox. In September 1993, the Company entered into a four-year employment agreement with Dr. Gary Wilcox pursuant to which Dr. Wilcox was employed as a senior executive officer of the Company and nominated for election to the Board of Directors. According to the terms of the agreement, Dr. Wilcox's employment is automatically renewed for successive one-year terms upon expiration of the initial four-year employment period, unless notice of nonrenewal is given. In the event that the Company terminates Dr. Wilcox's employment without cause or Dr. Wilcox terminates the agreement for good reason, Dr. Wilcox will receive severance pay through the end of the one-year term. The severance pay is based on his then current annual salary and may be reduced under certain circumstances.

      Change of Control Arrangements. Except for certain circumstances in which the Company's stockholders receive capital stock of another corporation ("Exchange Stock") in exchange for their own as discussed below, and subject to the final determination of the Company's Board of Directors, stock options outstanding under the Company's 1991 Stock Option Plan for Nonemployee Directors and the 1989 Stock Option Plan (the "Prior Plans"), and any options outstanding or to be granted under the 1999 Plan, will terminate in the event of a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Company's stockholders receive cash, stock or other property in exchange for or in connection with their shares of Common Stock. An optionee, however, would have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied. The exercise price and tax withholding obligations relating to exercise may be paid by delivery of already owned shares or by offsetting the underlying shares, subject to certain conditions.

      If the Company's stockholders receive Exchange Stock for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, except in certain conditions, all options granted under the 1989 Stock Option Plan or the 1999 Plan, including those granted to executive officers, will be converted into options to purchase shares of the Exchange Stock unless the Company and the other corporation in their sole discretion determine that any or all such options will terminate. If it is determined that such options will terminate, the optionee will have the right immediately prior to such merger, consolidation, acquisition of property or stock, separation or reorganization to exercise such options in whole or in part whether or not the vesting requirements have been satisfied. If such options are converted into options for Exchange Stock, then each converted option will become fully vested and immediately exercisable unless such option is (a) assumed by the successor corporation or such option is to be replaced with a comparable option for the purchase of shares of the capital stock of the successor corporation or its parent corporation or (b) to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option. Any such options that are assumed or replaced and do not otherwise accelerate at the time of the transaction will be accelerated in the event the optionee's employment or services should subsequently terminate within two years following such transaction, unless such termination is for cause or by the optionee voluntarily without good reason.

      In addition, in the event of a corporate transaction in which the Company's stockholders receive capital stock of another corporation in exchange for their shares of Common Stock, any unexercised options granted under the 1991 Stock Option Plan for Nonemployee Directors shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation.

Proposal to Ratify Appointment of Independent Public Accountants

      The Board of Directors will request that the stockholders ratify its selection of KPMG, independent public accountants, to audit and report on the financial statements of the Company for the year ending December 31, 2002. KPMG audited the financial statements of the Company for the year ended December 31, 2001. Representatives of KPMG will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions of stockholders. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for the ratification of the Board's selection of KPMG as the Company's independent auditors. If the Company's stockholders fail to ratify the selection of KPMG, the Audit Committee and the Board of Directors will consider whether to retain KPMG, and may retain that firm or another firm without resubmitting the matter to the Company's stockholders.

      The aggregate fees and expenses billed for professional services rendered by KPMG for the year ended December 31, 2001 were as follows:

(1) Audit.................................................................................... $ 74,251
(2) Financial Information Systems Design and Implementation.................................. $      0
(3) All Other:
       Tax planning, compliance and refund claims............................................ $619,500
       Audit related services (primarily services in connection with the Company's
       November 2001 public offering of 5.5 million shares of Common Stock).................. $ 84,515

      The Audit Committee has considered whether the services listed in category (3) above are compatible with maintaining the public accountants' independence.

Proposals of Stockholders

      An eligible stockholder who wishes to have a qualified proposal considered for inclusion in the proxy materials for the 2003 Annual Meeting of Stockholders must send such proposal to the Company's Corporate Secretary. The qualified proposal must be received at the Company's principal executive offices no later than December 13, 2002.

      Any stockholder who intends to nominate candidates for election as directors or present a proposal at the 2003 Annual Meeting of Stockholders pursuant to the Company's Bylaws, without inclusion of such proposal in the Company's 2003 proxy materials, is required to provide notice of such proposal to the Company. Notice must be received by the Corporate Secretary not earlier than 90 days and not later than 60 days prior to the 2003 Annual Meeting of Stockholders. The Company's Bylaws provide that any matter to be presented at the 2003 Annual Meeting of Stockholders must be proper business to be transacted at an Annual Meeting of Stockholders and must have been properly brought before such a meeting, pursuant to the Company's Bylaws. Copies of the pertinent provisions of the Bylaws are available upon request submitted to the Corporate Secretary, 22021 - 20th Avenue S.E., Bothell, WA 98021.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of securities, to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater-than-10% beneficial owners were made with respect to the Company's fiscal year ended December 31, 2001.

Other Business

      As of the date of this Proxy Statement, the Company knows of no other business to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named as proxies in the accompanying proxy card.

Annual Report and Form 10-K

      A copy of the Company's 2001 Annual Report, or the Annual Report on Form 10-K for the year ended December 31, 2001, is being mailed to the Company's stockholders concurrently with this Proxy Statement, the proxy card and the Notice of 2002 Annual Meeting of Stockholders. Stockholders not receiving a copy of an Annual Report may obtain one without charge by submitting a written request to the Investor Relations Department at the Company's principal executive offices.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Paul Clark

                                          Paul N. Clark
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and President

April 12, 2002
Bothell, Washington

PROXY

                                ICOS Corporation
                           22021 -- 20th Avenue S.E.
                           Bothell, Washington 98021

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Paul N. Clark, Gary L. Wilcox and Walter B. Wriston as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of ICOS Corporation held of record by the undersigned on March 19, 2002, at the annual meeting of stockholders to be held on May 17, 2002, or any adjournment or postponement thereof.

       (Continued, and to be marked, dated and signed on the other side.)


                            . FOLD AND DETACH HERE .

         The Board of Directors recommends a vote "FOR" the nominees in
                            Item 1 and "FOR" Item 2.

                                                                Please mark
                                                                 your votes  [X]
                                                                as indicated

1. ELECTION OF DIRECTORS:
   (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name.)

   Class 3  01. Gary L. Wilcox, Ph.D.
            02. Walter B. Wriston

                      FOR all                  WITHHOLD
               nominees listed below         AUTHORITY to
              (except as marked to the   vote for all nominees
                  contrary below)            listed below
                        [_]                      [_]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 and 2.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the Company's independent public accountants for the year ending December 31, 2002.

                       FOR     AGAINST     ABSTAIN
                       [_]       [_]         [_]

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                       Dated                              , 2002
                                             -----------------------------


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature if held jointly

                                       Please sign exactly as name appears on
                                       the left. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


                            . FOLD AND DETACH HERE .